Exhibit 99.1

Magna Entertainment Corp.

MEC	337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1
Tel (905) 726-2462
Fax (905) 726-2585

PRESS RELEASE

MAGNA ENTERTAINMENT CORP. ANNOUNCES
NON-CASH ASSET WRITE-DOWN

February 19, 2007, Aurora, Ontario, Canada......Magna Entertainment Corp. (“MEC”) (NASDAQ: MECA; TSX: MEC.A) today announced that it will record a non-cash asset impairment charge, net of income taxes, of approximately $59.7 million ($0.56 per share) in the fourth quarter of 2006 related to Magna Racino™, MEC’s racetrack located in Ebreichsdorf, just outside Vienna, Austria. This non-cash charge is a result of applying the asset impairment tests required by Financial Accounting Standards Board Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to the carrying value of Magna Racino’s long-lived assets.

Magna Racino™ opened on April 4, 2004. Although MEC has made significant strides in improving Magna Racino’s financial results and remains optimistic regarding the long-term potential for Magna Racino™, a write-down is required in light of the continued operating losses at Magna Racino™.

MEC will announce its financial results for the fourth quarter and fiscal year ended December 31, 2006 following the close of business on Tuesday, February 27, 2007. A conference call to discuss those results will be held on Wednesday, February 28, 2007 at 10:00 a.m. EST. The number to use for this call is 1-877-871-4098. Please call 10 minutes prior to the start of the conference call. The dial-in number for overseas callers is 416-620-8834. MEC will also webcast the conference call at www.magnaentertainment.com.

The conference call will be chaired by Frank Stronach, Chairman and Interim Chief Executive Officer. If you have any teleconferencing questions, please call Karen Richardson at 905-726-7465.

For anyone unable to listen to the scheduled call, the rebroadcast number will be 1-800-558-5253 (reservation # 21328872) and will be available until Thursday, March 8, 2007. For overseas callers, please call 1-416-626-4100 (reservation # 21328872).

MEC is North America’s largest owner and operator of horse racetracks, based on revenue. It develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates XpressBet, a national Internet and telephone account wagering system, and Horse Racing TV, a 24-hour horse racing television network, as well as MagnaBet internationally.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding expectations as to the long-term potential for Magna Racino™.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes:  in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes:  in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:

Blake Tohana

Executive Vice President

& Chief Financial Officer

Magna Entertainment Corp.

337 Magna Drive

Aurora, ON L4G 7K1

Tel: 905-726-7493